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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): APRIL 10, 2007

                            TECUMSEH PRODUCTS COMPANY
             (Exact name of registrant as specified in its charter)

          MICHIGAN                        0-452                   38-1093240
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)

        100 EAST PATTERSON STREET
           TECUMSEH, MICHIGAN                                            49286
(Address of principal executive offices)                              (Zip Code)

       Registrant's telephone number, including area code: (517) 423-8411

                                (NOT APPLICABLE)
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
     APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     Resignation of Todd W. Herrick from Board; Appointment of Kent B. Herrick

     On April 2, 2007, we signed a Settlement and Release Agreement among the following parties: Tecumseh Products Company; Herrick Foundation; Todd W. Herrick and Toni Herrick in their capacities as trustees of specified Herrick family trusts; Todd W. Herrick, Kent B. Herrick, and Michael Indenbaum in their capacities as members of the board of trustees of Herrick Foundation; Todd W. Herrick, Kent B. Herrick, Michael Indenbaum, and Toni Herrick in their individual capacities; and Albert A. Koch, Peter Banks, and David M. Risley in their capacities as directors of Tecumseh Products Company. The description of the Settlement and Release Agreement contained in the Current Report on Form 8-K that we filed on April 10, 2007 is incorporated into this Item 5.02 by reference.

     On April 10, 2007, pursuant to the Settlement and Release Agreement, Todd
W. Herrick resigned from our board of directors, and the board appointed Kent B. Herrick to the board of directors to fill the vacancy created by Todd W. Herrick's resignation. At this time, Kent B. Herrick is not expected to be named to any board committees.

     As a non-employee director, Kent B. Herrick will receive a monthly retainer of $2,500, a $1,500 fee for each board meeting attended, and a $1,200 fee for each committee meeting attended and will be entitled to reimbursement for travel expenses. He also will be eligible to receive phantom share awards under our Director Retention Phantom Share Plan, under which each non-employee director receives an annual award denominated in phantom Class A shares. The minimum award is $5,000, and the maximum is 100% of the director's annual retainer fee. The board of directors makes the awards at its organizational meeting following each annual meeting of shareholders on the basis of our actual return on equity for the preceding year as compared to a target established for that year. In addition, Mr. Herrick will be eligible to participate in our Outside Directors' Voluntary Deferred Compensation Plan, under which our non-employee directors can elect to defer receipt of a portion of their retainers and meeting fees.

     Key Employee Bonus Plan

     On April 10, 2007, on the recommendation of the Governance, Compensation, and Nominating Committee, our board of directors adopted a new Key Employee Bonus Plan that provides for annual performance-based cash bonuses for key employees of Tecumseh Products Company and our subsidiaries who are selected to participate in the plan for a given year. The new Key Employee Bonus Plan replaces our Management Incentive Plan, under which employees could receive both cash bonuses and restricted phantom shares of Class A common stock. While the Management Incentive Plan continues to govern previously granted, unvested phantom share awards, we do not expect to grant any new awards under it.

     Under the new plan, early in each year we will select the key employees who will participate in the plan for that year, and for each participating employee for that year we will establish:

     -    a potential bonus amount;

     -    company-wide or employer level performance goals;

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     -    individual goals, if any; and

     - the amount of the employee's total potential bonus attributable to each goal.

     After the year is completed, we will determine the extent to which each employee's goals have been met and the amount of his or her potential bonus that actually has been earned. We will pay bonuses earned for a given year in cash no later than March 15 of the following year.

     Our Governance, Compensation, and Nominating Committee is responsible for making key determinations under the plan with respect to executive officers (as defined in the SEC's rules) who participate in the plan, including setting potential bonus amounts, establishing performance goals, and determining the portion of potential bonuses actually earned. In making these determinations, the committee will consider the President's recommendations and such other factors as the committee deems appropriate.

     For 2007, the committee has approved potential bonuses for some of our executive officers covered by Item 5.02(e) of Regulation S-K. Amounts actually paid will depend on the extent to which the applicable company-wide or employer level performance goals and individual goals are met. Company-wide or employer level performance goals for 2007 include goals relating to Compressor Group operating profit before interest, taxes, and restructuring charges, liquidity maintenance in North America, Compressor Group revenue per employee, and Electrical Component Group earnings before interest and taxes.

     For more detailed information about the terms of the plan, please see the copy filed as an exhibit to this report.

     Contingent Severance Agreement with James S. Nicholson

     On April 10, 2007, on the recommendation of the Governance, Compensation, and Nominating Committee, our board of directors approved an agreement with James S. Nicholson, our Chief Financial Officer, under which he would be entitled to one year's continuation of salary and benefits if his employment is terminated, contingent on his executing a release. Mr. Nicholson would not be entitled to benefits under the agreement in some circumstances, including if he resigns, if we sell our compressor business and he is offered employment by the buyer, if he becomes entitled to receive benefits under another agreement triggered by a change in control of the company, if his employment is terminated for specified causes, or if he dies or becomes disabled. The agreement contains confidentiality and noncompetition provisions.

     For more detailed information about the terms of the agreement, please see the copy filed as an exhibit to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibit is furnished with this report:

Exhibit No.   Description
-----------   -----------
10.1          Key Employee Bonus Plan (management contract or compensatory plan or arrangement)

10.2 Severance Agreement with James S. Nicholson (management contract or compensatory plan or arrangement)

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TECUMSEH PRODUCTS COMPANY


Date: April 16, 2007                    By /s/ James S. Nicholson
                                           -------------------------------------
                                           James S. Nicholson
                                           Vice President, Treasurer and Chief
                                           Financial Officer

                                  EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------
10.1          Key Employee Bonus Plan (management contract or compensatory plan or arrangement)

10.2 Severance Agreement with James S. Nicholson (management contract or compensatory plan or arrangement)